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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-92196) of Austins Steaks & Saloon, Inc. of our reports dated February 3, 1995 appearing on pages F-4 and F-7 in this Annual Report on Form 10-KSB/A.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Kansas City, Missouri
May 29, 1996